UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Under Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 29, 2026

ResMed Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15317	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9001 Spectrum Center Blvd.

San Diego, California 92123

(Address of Principal Executive Offices)

(858) 836-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.004 par value	RMD	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On October 29, 2026, we issued the press release furnished as Exhibit 99.1. The press release describes the results of our operations for the quarter ended September 30, 2026.

The information furnished in this Current Report on Form 8-K under Item 2.02 and the attached exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On October 29, 2026, we announced that our board of directors declared a quarterly cash dividend of US $0.66 per share. The dividend will have a record date of November 12, 2026, payable on December 17, 2026. The dividend will be paid in U.S. currency to holders of Resmed’s common stock trading on the New York Stock Exchange. Holders of CHESS Depositary Interests (“CDIs”) trading on the Australian Securities Exchange will receive an equivalent amount in Australian currency, based on the exchange rate on the record date, and reflecting the 10:1 ratio between CDIs and NYSE shares. The ex-dividend date will be November 11, 2026, for common stockholders and for CDI holders. Resmed has received a waiver from the ASX’s settlement operating rules, which will allow Resmed to defer processing conversions between its common stock and CDI registers from November 11, 2026, through November 12, 2026, inclusive.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibits:	Description of Document

99.1	Press Release dated October 29, 2026, regarding results of operations

104	Cover Page Interactive Data File (embedded within the Inline XBRL, document)

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

Date: October 29, 2026	ResMed Inc.
(registrant)

	By:	/s/ Aaron Bloomer
	Name:	Aaron Bloomer
	Its:	Chief Financial Officer